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                                                                    EXHIBIT 10.6

                       PLEDGE AGREEMENT SUPPLEMENT

         PLEDGE AGREEMENT SUPPLEMENT dated as of May 15, 2002 between Nortel Networks International Finance & Holdings B.V. (the "LIEN GRANTOR") and JPMORGAN CHASE BANK, as Collateral Agent.

         WHEREAS, Nortel Networks International Finance & Holdings B.V., Nortel Communications Holdings (1997) Limited, Nortel Networks AB and JPMorgan Chase Bank, as Collateral Agent, are parties to a Foreign Pledge Agreement dated as of April 4, 2002 (as heretofore amended and/or supplemented, the "PLEDGE AGREEMENT");

          WHEREAS, Nortel Networks International Finance & Holdings B.V. is a party to the Pledge Agreement as a Lien Grantor thereunder; and

         WHEREAS, terms defined in the Pledge Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

           1. Pledge of Equity Interest. (a) In order to secure the Secured Obligations, the Lien Grantor grants to the Collateral Agent for the benefit of the Secured Parties, effective on the date hereof, a continuing security interest in all Equity Interests in the Subsidiary identified in Schedule I hereto held directly by the Lien Grantor and all of its rights and privileges with respect thereto, and all income and profits thereon, all interest, dividends and other payments and distributions with respect thereto, whether now owned or existing or hereafter acquired or arising and regardless of where located (the "NEW COLLATERAL"). The security interests granted by the Lien Grantor pursuant hereto shall terminate in accordance with Section 17 of the Pledge Agreement.

          (b) The foregoing Pledges are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith.

           2. Delivery of Collateral. On the date of execution hereof and on each Drawdown Date the Lien Grantor has complied with the provisions of either
Section 5 or Section 8(a) (as applicable) of the Pledge Agreement with respect to Pledged Equity Interests, in each case if and to the extent included in the New Collateral at such time.

          3. Representations and Warranties. (a) The Lien Grantor represents and warrants, on the date of execution hereof and on each Drawdown Date, that on such date it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization, of which the Lien Grantor has on or prior to such time given prior written notice to the Collateral Agent.

          (b) The Lien Grantor represents and warrants, on the date of execution hereof that execution and delivery of this Pledge Agreement Supplement by the Lien Grantor and the performance by it of its obligations under the Pledge Agreement as supplemented hereby (i) are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, (ii) except as disclosed in writing to the Collateral Agent or its counsel on or prior to such date by any NNL Company or its counsel, require no action by or in respect of, or filing with, any governmental body, agency or official other than filings for perfection of Pledges on the New Collateral and (iii) do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it except, with respect to (ii) and (iii) above, any such action, filing or contravention which would not have a material adverse affect on the ability of the Lien Grantor to perform its obligations under this Pledge Agreement Supplement or the Pledge Agreement.

          (c) The Lien Grantor represents and warrants on the date of execution hereof that on such date the Pledge Agreement as supplemented hereby constitutes a valid and binding agreement of the Lien Grantor, enforceable in accordance with its terms, except as limited by and subject to applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors' rights generally and general principles of equity.

          (d) Each of the representations and warranties set forth in Sections 3 and 5 of the Pledge Agreement is true as applied to the Lien Grantor and the New Collateral on the date specified therein. For purposes of the foregoing sentence, references in said Sections to a "Lien Grantor" shall be deemed to refer to the Lien Grantor, references to "Schedules" to the Pledge Agreement shall be deemed to refer to the corresponding Schedules to this Pledge Agreement Supplement, references to "Collateral" shall be deemed to refer to the New Collateral, and the


                                       2

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Collateral Period shall be deemed to have commenced on the date of execution hereof.

          4. Governing Law. This Pledge Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

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         IN WITNESS WHEREOF, the parties hereto have caused this Pledge
Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  NORTEL NETWORKS INTERNATIONAL
                                  FINANCE & HOLDINGS


                                  By: /s/    IAN MORGAN
                                      ---------------------------------
                                      Name:  Ian Morgan
                                      Title: Director

                                  JPMORGAN CHASE BANK,
                                  as Collateral Agent


                                  By: /s/   EDMUND DE FOREST
                                     ----------------------------------
                                     Name:  Edmund De Forest
                                     Title: Vice-President

                                   SCHEDULE 1
                PLEDGED EQUITY INTERESTS IN MATERIAL SUBSIDIARIES
                           OWNED BY THE LIEN GRANTOR
                             (AS OF THE DATE HEREOF)


                                  JURISDICTION                                                 NUMBER OF
                                       OF              OWNER OF                 PERCENTAGE     SHARES OR
ISSUER                            ORGANIZATION     EQUITY INTEREST                 OWNED         UNITS
-------                           ------------     ---------------              ----------     ---------
Nortel Networks Mauritius         Mauritius       Nortel Networks International   99.99%         10,001
Ltd                                               Finance & Holdings B.V.





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